UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2003

Curis, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30347	04-3505116
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

61 Moulton Street Cambridge, Massachusetts	02138
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Required FD Disclosure.

Curis, Inc. (“Curis”), is filing this Current Report on Form 8-K for the purpose of filing with the Securities and Exchange Commission its press release dated December 23, 2003 announcing that it has filed a universal shelf registration statement with the Commission. Upon being declared effective by the Commission, the registration statement will allow Curis to sell up to a maximum of $40 million of various securities in one or more offerings from time to time in the future. The terms of any offering of securities will be established at the time of sale. Curis does not have immediate plans for an offering under the shelf registration statement.

A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 23, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURIS, INC.

Date: December 30, 2003	By:	/s/ MICHAEL P. GRAY
Michael P. Gray Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 23, 2003.